Your Ref:

Our Ref:    521/217/3649

January 16, 2007

Office of the Chief Accountant
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Dear Sir/Madam,

We have read Item 4.02 included in Form 8-K dated January 8, 2007 of Puda Coal, Inc. and are in agreement with the statements contained therein.

Moore Stephens

Certified Public Accountants
Hong Kong